Exhibit 10.28

FIRST AMENDMENT TO SUPPLY AGREEMENT

THIS FIRST AMENDMENT TO SUPPLY AGREEMENT (this “Amendment”) is made and entered into effective as of June 28, 2009 (the “Effective Date”) by and between Cree Hong Kong Limited (formerly known as Cotco Luminant Device Limited) (“Seller”), a Hong Kong company with its principal offices at 3/F, Photonics Centre, No. 2 Science Park East Avenue, Hong Kong Science Park, Shatin, Hong Kong, and Light Engine Ltd., a Hong Kong company with its principal place of business at 6/F, Photonics Centre, No. 2, Science Park East Avenue, Hong Kong Science Park, Hong Kong (“Buyer”).

RECITALS

A. Seller and Buyer are parties to that certain Supply Agreement dated and effective as of March 30, 2007 (the “Agreement”).

B. The parties wish to extend the term of the Agreement as described herein.

NOW, THEREFORE, in consideration of the premises and covenants and undertakings herein contained, the parties mutually agree as follows:

1.	Section 4.1(a) of the Agreement is hereby amended to extend the term of the Agreement through June 26, 2011.

2.	Except as amended hereby, the Agreement shall continue in full force and effect in accordance with its terms.

IN WITNESS WHEREOF, each of the parties hereto has caused this First Amendment to be executed by its duly authorized representative effective as of the Effective Date.

CREE HONG KONG LIMITED		LIGHT ENGINE LTD.

By:	/s/ RICHARD Y. T. SY	By:	/s/ SIMON SUA
Name:	Richard Y. T. Sy	Name:	Simon Sua
Title:	Managing Director	Title:	Managing Director
Date:	July 2, 2009	Date:	July 6, 2009